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PROMISSORY NOTE               $70,000             JULY 1, 1998





1. OBLIGATION - For value received, the undersigned, David Winterburn ("Borrower") hereby promises to pay to the order of Insignia Solutions Inc., a Delaware corporation (the "Company") on or before January 10, 2002 (except as provided below), at the Company's principal place of business at 41300 Christy Street, Fremont, California 94538, or at such other place as the Company may direct, the principal sum of Seventy Thousand Dollars ($70,000) (except as provided below), together with interest on the unpaid principal balance as calculated in paragraph 3 below.

2. FORGIVENESS - Provided the Borrower becomes and remains an employee of the Company, unpaid principal due and payable under this Note shall be forgiven by Seventeen Thousand Five Hundred Dollars ($17,500) on January 10, 1999, and by Seventeen Thousand Five Hundred Dollars ($17,500) each January 10 thereafter up to and including January 10, 2002.

3. INTEREST - Interest will accrue throughout the duration of the Note on the unpaid portion of the principal balance of the Note at US Prime Rates as detailed in The Wall Street Journal; such interest to be calculated on a simple interest basis, using a calendar year of 365 days. All accrued interest payable is to be paid by the Borrower to the Company on the dates principal is forgiven as detailed under paragraph 2. above.

4. REPAYMENT - Notwithstanding the provisions of paragraph 1 above, if (a) Borrower fails to become an employee of the Company by September 1, 1998 all unpaid principal and accrued interest shall be due and payable by the Borrower to the Company on September 30, 1998; or (b) Borrower becomes an employee of the Company but Borrower's employment with the Company is terminated for any reason before January 10, 2002, all unpaid principal and accrued interest (except principal forgiven under paragraph 2 above) shall be due and payable by the Borrower to the Company 30 days after such termination.

5. DEFAULT; ACCELERATION OF OBLIGATION -   Borrower will be deemed to be in
   default under this Note and the principal sum of this Note, together with all interest accrued thereon, will immediately become due and payable in full: (a) upon the failure of Borrower to make any payment when due under this Note; (b) upon the filing by or against Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; or (c) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee in bankruptcy or similar party to take possession of Borrower's assets or property.

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6. REMEDIES - Upon any default of Borrower under this Note, all remaining principal and accrued interest under this Note shall bear interest at the maximum rate then allowed under Article XV of the Constitution of the State of California, the Company will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and the Company may pursue any legal or equitable remedies that are available to it.

7. PAYMENT - Borrower may prepay principal and/or interest due under this Note at any time without penalty. Unless otherwise agreed in writing by the Company, all payments will be made in lawful tender of the United States and will be applied first to the payment of accrued interest, and the remaining balance of such payment, if any, will then be applied to the payment of principal.

8. TAX CONSEQUENCES - Borrower acknowledges that he is responsible for and shall bear any and all tax consequences arising from the loan evidenced by this Note.

9. GOVERNING LAW; WAIVER - The validity, construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Borrower hereby waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

10. ATTORNEYS' FEES - If suit is brought for collection of this Note, the prevailing party shall be entitled to recover its attorneys' fees, court costs and litigation expenses in such proceeding. "Prevailing party" as used in this paragraph means any party who agrees to dismiss an action upon payments by the other party of sums alleged to be owed.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.



                                        /s/ David Winterburn
                                        --------------------
                                          David Winterburn

ACCEPTED:

Insignia Solutions Inc.


BY: /s/ Stephen M. Ambler
    ---------------------
      Stephen M. Ambler